UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On October 22, 2012, MMRGlobal, Inc. (the "Company") issued a press release updating its stockholders on certain developments from the recently completed quarter ended September 30, 2012 (the "Press Release"). A copy of the Company's Press Release is attached hereto as Exhibit 99.1.

In the press release the Company stated the following "in the third quarter ending September 30, 2012, the Company had sales, deferred revenue and signed customer purchase agreements for more than one million dollars driven by MMRPro." The Company defines sales as amounts for which the revenue cycle is complete, including a written agreement, delivery of the product or service, a price that is fixed or determinable and for which collectability is reasonably assured. Deferred revenue represents the amount for which the Company has been paid, but for which revenue has not yet been realized. Customer purchase agreements represent non-cancellable agreements with customers to buy products or services from the Company.

A portion of the customer purchase agreements is included in the one million dollars mentioned in the press release. The customer purchase agreements include an ongoing three year commitment that calls for a minimum of one hundred MMRPro systems per quarter beginning April 1st 2013.　 The customer purchase agreement which is the subject of that order, is for the sale of a number of MMRPro systems to result in $5,000,000 to $16,800,000 in purchases and/or license fees to the Company over a period of three years. Further details will be incorporated in the Company's Quarterly Report on Form 10-Q for the third quarter of fiscal 2012, and a copy of the signed purchase agreement will be filed therewith.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	MMRGlobal, Inc. press release dated October 22, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
October 23, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	MMRGlobal, Inc. press release dated October 22, 2012. PDF